Exhibit 99.3

Condensed Consolidated Statement of Operations
As Recast for Adoption of New Accounting Standards on January 1, 2018
Twelve Months Ended December 31, 2017
(In millions, except share and per share amounts)
(Unaudited)
On January 1, 2018, the Company adopted two new Accounting Standard Updates (ASUs): ASU 2014-09: Revenue from Contracts with Customers (the “New Revenue Standard”) and ASU 2017-07: Compensation – Retirement Benefits (the “New Retirement Standard”). In accordance with the transition provisions of these new standards, the Company has recast certain 2017 financial information previously reported in accordance with GAAP in effect as of December 31, 2017 to reflect the expected effects of adoption. This recast financial information is labeled “As Recast” and is included for supplemental purposes only. The adoption and related disclosures required by GAAP will be reported in the Company’s 2018 first quarter report on Form 10-Q.

		New Revenue Standard		New Retirement Standard
	As Reported	Deferred Revenue Method	Reclassifications	Reclassifications	As Recast
		(A)	(B)	(C)
Operating revenues:
Passenger	$36,133	$311	$2,642	$—	$39,086
Cargo	800	—	90	—	890
Other	5,274	—	(2,628)	—	2,646
Total operating revenues	42,207	311	104	—	42,622
Operating expenses:
Aircraft fuel and related taxes	6,128	—	—	—	6,128
Salaries, wages and benefits	11,816	—	—	138	11,954
Regional expenses:
Fuel	1,382	—	—	—	1,382
Other	5,164	—	—	—	5,164
Maintenance, materials and repairs	1,959	—	—	—	1,959
Other rent and landing fees	1,806	—	—	—	1,806
Aircraft rent	1,197	—	—	—	1,197
Selling expenses	1,477	—	—	—	1,477
Depreciation and amortization	1,702	—	—	—	1,702
Special items, net	712	—	—	—	712
Other	4,806	—	104	—	4,910
Total operating expenses	38,149	—	104	138	38,391
Operating income	4,058	311	—	(138)	4,231
Nonoperating income (expense):
Interest income	94	—	—	—	94
Interest expense, net	(1,053)	—	—	—	(1,053)
Other, net	(15)	—	—	138	123
Total nonoperating expense, net	(974)	—	—	138	(836)
Income before income taxes	3,084	311	—	—	3,395
Income tax provision	1,165	948	—	—	2,113
Net income	$1,919	$(637)	$—	$—	$1,282

Earnings per common share:
Basic	$3.92				$2.62
Diluted	$3.90				$2.61
Weighted average shares outstanding (in thousands):
Basic	489,164				489,164
Diluted	491,692				491,692

(A)
The adoption of the New Revenue Standard impacted the Company's accounting for outstanding mileage credits earned through travel by AAdvantage loyalty program members. There is no change in accounting for sales of mileage credits to co-brand card or other partners as those are currently reported in accordance with the New Revenue Standard. Previously, the Company used the incremental cost method to account for the portion of its loyalty program liability related to mileage credits earned through travel, which were valued based on the estimated incremental cost of carrying one additional passenger. The New Revenue Standard required the Company to change its policy to the deferred revenue method and apply a relative selling price approach whereby a portion of each passenger ticket sale attributable to mileage credits earned is deferred and recognized in passenger revenue upon future mileage redemption. The value of the earned mileage credits is materially greater under the deferred revenue method than the value attributed to these mileage credits under the incremental cost method. The retrospective application of the New Revenue Standard increased the Company's 2017 operating revenues and pre-tax income by $311 million.

Additionally, the Company increased its loyalty program liability by $6.0 billion and initially increased its deferred tax asset by $2.2 billion, representing the tax effect of the increase to the loyalty program liability. As a result of tax reform enacted in December 2017 that reduced the federal income tax rate from 35% to 21%, the Company recognized an $830 million special charge to reduce this deferred tax asset to $1.4 billion at December 31, 2017 (see As Recast 2017 Balance Sheet on page 6).

(B)
The adoption of the New Revenue Standard required that the Company reclassify certain ancillary revenues previously classified and reported as “other revenue” to “passenger revenue” and as applicable to “cargo revenue.” Additionally, the New Revenue Standard required a gross presentation on the face of the Company’s statement of operations for certain revenues and expenses that had previously been presented on a net basis.

(C)
The adoption of the New Retirement Standard required that the Company reclassify all components of its net periodic benefit cost (income), with the exception of service cost, previously classified and reported as operating expenses in "salaries, wages and benefits" to "other nonoperating expense."

Condensed Consolidated Statement of Operations
As Recast for Adoption of New Accounting Standards on January 1, 2018
(In millions, except share and per share amounts)
(Unaudited)
As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard and the New Retirement Standard. The following table presents the As Recast quarterly and annual 2017 condensed consolidated statements of operations.

	1Q17	2Q17	3Q17	4Q17	FY17
				(A)	(A)
Operating revenues:
Passenger	$8,987	$10,343	$10,084	$9,673	$39,086
Cargo	191	219	223	257	890
Other	642	665	658	681	2,646
Total operating revenues	9,820	11,227	10,965	10,611	42,622
Operating expenses:
Aircraft fuel and related taxes	1,402	1,510	1,570	1,646	6,128
Salaries, wages and benefits	2,859	3,037	3,030	3,028	11,954
Regional expenses:
Fuel	318	329	352	383	1,382
Other	1,255	1,291	1,302	1,315	5,164
Maintenance, materials and repairs	492	495	487	484	1,959
Other rent and landing fees	440	452	471	443	1,806
Aircraft rent	295	294	304	305	1,197
Selling expenses	318	376	400	383	1,477
Depreciation and amortization	405	418	433	447	1,702
Special items, net	119	202	112	280	712
Other	1,180	1,224	1,248	1,259	4,910
Total operating expenses	9,083	9,628	9,709	9,973	38,391
Operating income	737	1,599	1,256	638	4,231
Nonoperating income (expense):
Interest income	21	24	25	24	94
Interest expense, net	(257)	(263)	(266)	(266)	(1,053)
Other, net	34	29	48	12	123
Total nonoperating expense, net	(202)	(210)	(193)	(230)	(836)
Income before income taxes	535	1,389	1,063	408	3,395
Income tax provision	195	525	402	991	2,113
Net income (loss)	$340	$864	$661	$(583)	$1,282

Earnings (loss) per common share:
Basic	$0.67	$1.76	$1.36	$(1.22)	$2.62
Diluted	$0.67	$1.75	$1.36	$(1.22)	$2.61
Weighted average shares outstanding (in thousands):
Basic	503,902	490,818	484,772	477,165	489,164
Diluted	507,797	492,965	486,625	477,165	491,692
Note: Amounts may not recalculate due to rounding.

(A)
The fourth quarter and full year 2017 income tax provision includes an $830 million special charge to reduce the Company's deferred tax asset associated with its loyalty program liability as a result of tax reform enacted in December 2017 that reduced the federal income tax rate from 35% to 21%.

2017 Quarterly Adjustments to Statement of Operations
Resulting From Adoption of New Accounting Standards on January 1, 2018
(In millions)
(Unaudited)
As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard and the New Retirement Standard. The following table presents the quarterly adjustments to the following line items impacted by these new accounting standards in the condensed consolidated statement of operations.

		Quarterly Adjustments
	FY17 As Reported	1Q17	2Q17	3Q17	4Q17	FY17 As Recast
Passenger revenue	$36,133	$832	$761	$707	$654	$39,086
Cargo revenue	800	19	23	23	25	890
Other revenue	5,274	(655)	(662)	(643)	(668)	2,646

Salaries, wages and benefits	11,816	34	34	35	35	11,954
Other operating expenses	4,806	26	24	28	28	4,910

Other nonoperating expenses	(15)	34	34	35	35	123

Income tax provision (A)	1,165	64	37	22	824	2,113
Note: Amounts may not recalculate due to rounding.

(A)
The fourth quarter and full year 2017 income tax provision includes an $830 million special charge to reduce the Company's deferred tax asset associated with its loyalty program liability as a result of tax reform enacted in December 2017 that reduced the federal income tax rate from 35% to 21%.

Reconciliation of 2017 Financial Measures As Recast to Non-GAAP Financial Measures As Recast
As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard and the New Retirement Standard. The following table presents certain quarterly and annual 2017 financial measures As Recast and non-GAAP financial measures As Recast.
The Company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of non-GAAP financial measures As Recast to their comparable 2017 financial measure As Recast.
The tables below present the reconciliations of the following financial measures As Recast to their non-GAAP measures As Recast:
- Pre-Tax Income As Recast to Pre-Tax Income As Recast Excluding Special Items (non-GAAP measure)
- Pre-Tax Margin As Recast to Pre-Tax Margin As Recast Excluding Special Items (non-GAAP measure)
- Net Income As Recast to Net Income As Recast Excluding Special Items (non-GAAP measure)
- Basic and Diluted Earnings Per Share As Recast to Basic and Diluted Earnings Per Share As Recast Excluding Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to better understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs As Recast to total operating costs As Recast excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and special items allows management an additional tool to better understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Income As Recast Excluding Special Items	1Q17	2Q17	3Q17	4Q17	FY17
	(in millions)
Pre-tax income As Recast	$535	$1,389	$1,063	$408	$3,395
Pre-tax special items:
Special items, net (1)	119	202	112	280	712
Regional operating special items, net (1)	2	1	(5)	23	22
Nonoperating special items, net (1)	5	2	3	11	22
Total pre-tax special items	126	205	110	314	756
Pre-tax income As Recast excluding special items	$661	$1,594	$1,173	$722	$4,151

Calculation of Pre-Tax Margin As Recast
Pre-tax income As Recast	$535	$1,389	$1,063	$408	$3,395
Total operating revenues As Recast	$9,820	$11,227	$10,965	$10,611	$42,622
Pre-tax margin As Recast	5.4%	12.4%	9.7%	3.8%	8.0%

Calculation of Pre-Tax Margin As Recast Excluding Special Items
Pre-tax income As Recast excluding special items	$661	$1,594	$1,173	$722	$4,151
Total operating revenues As Recast	$9,820	$11,227	$10,965	$10,611	$42,622
Pre-tax margin As Recast excluding special items	6.7%	14.2%	10.7%	6.8%	9.7%

Reconciliation of Net Income As Recast Excluding Special Items
Net income (loss) As Recast	$340	$864	$661	$(583)	$1,282
Special items:
Total pre-tax special items (1)	126	205	110	314	756
Income tax special items As Recast (2)	—	—	—	823	823
Net tax effect of special items	(52)	(64)	(42)	(110)	(269)
Net income As Recast excluding special items	$414	$1,005	$729	$444	$2,592
Note: Amounts may not recalculate due to rounding.

Reconciliation of 2017 Financial Measures As Recast to Non-GAAP Financial Measures As Recast

Reconciliation of Basic and Diluted Earnings Per Share As Recast Excluding Special Items	1Q17	2Q17	3Q17	4Q17	FY17
	(in millions, except per share amounts)
Net income As Recast excluding special items	$414	$1,005	$729	$444	$2,592
Shares used for computation (in thousands):
Basic	503,902	490,818	484,772	477,165	489,164
Diluted	507,797	492,965	486,625	479,382	491,692
Earnings per share As Recast excluding special items:
Basic	$0.82	$2.05	$1.50	$0.93	$5.30
Diluted	$0.82	$2.04	$1.50	$0.93	$5.27

Reconciliation of Total Operating Cost per ASM As Recast Excluding Special Items and Fuel
	(in millions)
Total operating expenses As Recast	$9,083	$9,628	$9,709	$9,973	$38,391
Special items:
Special items, net (1)	(119)	(202)	(112)	(280)	(712)
Regional operating special items, net (1)	(2)	(1)	5	(23)	(22)
Total operating expenses As Recast, excluding special items	8,962	9,425	9,602	9,670	37,657
Fuel:
Aircraft fuel and related taxes - mainline	(1,402)	(1,510)	(1,570)	(1,646)	(6,128)
Aircraft fuel and related taxes - regional	(318)	(329)	(352)	(383)	(1,382)
Total operating expenses As Recast, excluding special items and fuel	$7,242	$7,586	$7,680	$7,641	$30,147
	(in cents)
Total operating expenses per ASM As Recast	14.12	13.42	13.29	14.81	13.88
Special items per ASM:
Special items, net (1)	(0.18)	(0.28)	(0.15)	(0.42)	(0.26)
Regional operating special items, net (1)	—	—	0.01	(0.03)	(0.01)
Total operating expenses per ASM As Recast, excluding special items	13.93	13.14	13.14	14.35	13.62
Fuel per ASM:
Aircraft fuel and related taxes - mainline	(2.18)	(2.10)	(2.15)	(2.44)	(2.22)
Aircraft fuel and related taxes - regional	(0.49)	(0.46)	(0.48)	(0.57)	(0.50)
Total operating expenses per ASM As Recast, excluding special items and fuel	11.25	10.57	10.51	11.34	10.90

Total Revenue per Available Seat Mile (TRASM) As Recast (in cents)	15.26	15.65	15.01	15.75	15.42
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:

(1)	Refer to the Company's fourth quarter 2017 earnings release filed on Exhibit 99.1 included herein for further detail of special items.

(2)
The fourth quarter and full year 2017 income tax special items of $823 million are the result of a non-cash charge to income tax expense to reflect the impact of lower corporate income tax rates on the Company’s deferred tax assets and liabilities resulting from tax reform. The fourth quarter and full year 2017 income tax special items as previously reported due to the impact of tax reform was a $7 million benefit. The $830 million increase was due to the decrease in the Company's deferred tax asset associated with its loyalty program liability as a result of the reduction in the federal income tax rate from 35% to 21%.

Condensed Consolidated Balance Sheets
As Recast for Adoption of the New Revenue Standard on January 1, 2018
December 31, 2017
(In millions)
(Unaudited)
As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard. The following table presents the effects of the adoption of the New Revenue Standard on the December 31, 2017 consolidated balance sheet.

	As Reported	New Revenue Standard	As Recast
Assets		(A)
Current assets
Cash	$295	$—	$295
Short-term investments	4,771	—	4,771
Restricted cash and short-term investments	318	—	318
Accounts receivable, net	1,752	—	1,752
Aircraft fuel, spare parts and supplies, net	1,359	—	1,359
Prepaid expenses and other	651	—	651
Total current assets	9,146	—	9,146
Operating property and equipment
Flight equipment	40,318	—	40,318
Ground property and equipment	8,267	—	8,267
Equipment purchase deposits	1,217	—	1,217
Total property and equipment, at cost	49,802	—	49,802
Less accumulated depreciation and amortization	(15,646)	—	(15,646)
Total property and equipment, net	34,156	—	34,156
Other assets
Goodwill	4,091	—	4,091
Intangibles, net	2,203	—	2,203
Deferred tax asset	427	1,389	1,816
Other assets	1,373	—	1,373
Total other assets	8,094	1,389	9,483
Total assets	$51,396	$1,389	$52,785

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and capital leases	$2,554	$—	$2,554
Accounts payable	1,688	—	1,688
Accrued salaries and wages	1,672	—	1,672
Air traffic liability	3,978	64	4,042
Loyalty program liability	2,791	384	3,175
Other accrued liabilities	2,281	—	2,281
Total current liabilities	14,964	448	15,412
Noncurrent liabilities
Long-term debt and capital leases, net of current maturities	22,511	—	22,511
Pension and postretirement benefits	7,497	—	7,497
Loyalty program liability	—	5,647	5,647
Other liabilities	2,498	—	2,498
Total noncurrent liabilities	32,506	5,647	38,153
Stockholders' equity (deficit)
Common stock	5	—	5
Additional paid-in capital	5,714	—	5,714
Accumulated other comprehensive loss	(5,154)	—	(5,154)
Retained earnings (deficit)	3,361	(4,706)	(1,345)
Total stockholders' equity (deficit)	3,926	(4,706)	(780)
Total liabilities and stockholders’ equity (deficit)	$51,396	$1,389	$52,785

(A)
As previously discussed, the New Revenue Standard required the Company to adopt the deferred revenue method of accounting for outstanding mileage credits earned through travel by AAdvantage loyalty program members. As a result, the Company increased its loyalty program liability by $6.0 billion and recorded a $1.4 billion increase to the deferred tax asset representing the tax effect, including the impact of tax reform, of the increase to the loyalty program liability.

Additionally, the Company currently recognizes change fees at the time the change to the passenger itinerary is processed. Under the New Revenue Standard, change fees are deferred and recognized in passenger revenue when the ticket is flown. The table above reflects a $64 million adjustment to air traffic liability to establish a deferred revenue liability for change fees related to itineraries that have not yet flown.